EXHIBIT 21



                                  SUBSIDIARIES


                                                  Percentage          State of
         Parent              Subsidiary           Ownership         Organization
         ------              ----------           ---------         ------------

Paramark Enterprises,    Starbake Brands, Inc.      100%              Delaware
         Inc.            (Formerly Interbake
                          Brands, Inc.)